Exhibit 99.1
ChargePoint Reports First Quarter Fiscal Year 2025 Financial Results

•First quarter fiscal 2025 revenue of $107 million
•First quarter fiscal 2025 GAAP gross margin of 22% and non-GAAP gross margin of 24%
•First quarter fiscal 2025 subscription revenue of $33 million representing 27% year over year growth
•First quarter fiscal 2025 GAAP net loss improved by 10% and non-GAAP Adjusted EBITDA loss improved by 25% year over year
•ChargePoint guides to second quarter fiscal 2025 revenue of $108 to $118 million
Campbell, Calif. – June 5, 2024 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading provider of networked solutions for charging electric vehicles (EVs), today reported results for its first quarter of fiscal year 2025 ended April 30, 2024.
“ChargePoint delivered as anticipated in the first quarter. We achieved revenue above the midpoint of our guidance range, sequential gross margin improvements, meaningful reduction in operating expenses, and an improvement in non-GAAP adjusted EBITDA loss,” said Rick Wilmer, CEO of ChargePoint. “We remain focused on operational excellence, which will enable us to continue to deliver great driver experiences and be the platform of choice for everyone who wants to offer EV charging.”
First Quarter Fiscal 2025 Financial Overview
•Revenue. First quarter revenue was $107.0 million, down 18% from $130.0 million in the prior year’s same quarter. Networked charging systems revenue for the first quarter was $65.4 million, down 34% from $98.3 million in the prior year’s same quarter. Subscription revenue was $33.4 million, up 27% from $26.4 million in the prior year’s same quarter.
•Gross Margin. First quarter GAAP gross margin was 22% as compared to 23% in the prior year's same quarter, and non-GAAP gross margin was 24% as compared to 25% in the prior year's same quarter.
•Operating Expenses. First quarter GAAP operating expenses were $90.7 million, down 18% from $110.5 million in the prior year's same quarter. Non-GAAP operating expenses were $66.4 million, down 22% from $85.2 million in the prior year's same quarter.
•Net Income/Loss. First quarter GAAP net loss was $71.8 million, down 10% from $79.4 million in the prior year's same quarter. Non-GAAP pre-tax net loss was $45.2 million, down 14% from $52.8 million in the prior year's same quarter. Non-GAAP Adjusted EBITDA Loss was $36.5 million, down 25% from $48.9 million in the prior year's same quarter.
•Liquidity. As of April 30, 2024, cash, cash equivalents and restricted cash on the balance sheet was $292.3 million. ChargePoint's $150 million revolving credit facility remains undrawn and ChargePoint has no debt maturities until 2028.
•Shares Outstanding. As of April 30, 2024, the Company had approximately 425 million shares of common stock outstanding.
For reconciliation of GAAP and non-GAAP results, please see the tables below.
Business Highlights
•ChargePoint now enables access to more than one million places to charge worldwide across public, private and roaming ports.

•Following receipt of FedRAMP authorization, ChargePoint shipped its first multimillion dollar order requiring FedRAMP certification.
•To-date, ChargePoint's customers have been successful in winning more than 120 individual National Electric Vehicle Infrastructure (NEVI) Program proposed site awards totaling approximately $71 million in grant opportunities.
Second Quarter and Fourth Quarter of Fiscal 2025 Guidance
For the second fiscal quarter ending July 31, 2024, ChargePoint expects revenue of $108 million to $118  million.
For the fourth quarter of fiscal year 2025 ending January 31, 2025, the Company reaffirms its goal to achieve positive non-GAAP Adjusted EBITDA.

ChargePoint is not able to present a reconciliation of its forward-looking non-GAAP Adjusted EBITDA goal to the corresponding GAAP measure because certain potential future adjustments, which may be significant and may include, among other items, stock-based compensation expense, are uncertain or out of its control, or cannot be reasonably predicted without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on ChargePoint's GAAP Net Loss.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its first quarter fiscal 2025 financial results.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds of thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our projected revenue for the second quarter of fiscal year 2025, our goal to achieve positive non-GAAP Adjusted EBITDA in the fourth quarter of fiscal year 2025, and ChargePoint and it's customers ability to successfully realize the total number and amount of final awarded NEVI grant opportunities. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased demand for installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage NEVI grant opportunities in accordance with the respective terms of the NEVI program in order to validly secure and obtain awarded funding and win additional NEVI grant opportunities, our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items the Company believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.
Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
Vice President, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue
Networked charging systems	$65,374	$98,320
Subscriptions	33,444	26,365
Other	8,224	5,345
Total revenue	107,042	130,030
Cost of revenue
Networked charging systems	61,066	80,922
Subscriptions	17,742	14,804
Other	4,624	3,769
Total cost of revenue	83,432	99,495
Gross profit	23,610	30,535
Operating expenses
Research and development	36,052	49,396
Sales and marketing	35,000	37,041
General and administrative	19,697	24,020
Total operating expenses	90,749	110,457
Loss from operations	(67,139)	(79,922)
Interest income	3,209	2,460
Interest expense	(6,611)	(2,926)
Other income (expense), net	(850)	573
Net loss before income taxes	(71,391)	(79,815)
Provision for (benefit from) income taxes	408	(427)
Net loss	$(71,799)	$(79,388)
Net loss per share, basic and diluted	$(0.17)	$(0.23)
Weighted average shares outstanding, basic and diluted	423,290,222	350,043,454

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$261,859	$327,410
Restricted cash	30,400	30,400
Accounts receivable, net	117,798	124,049
Inventories	223,557	198,580
Prepaid expenses and other current assets	64,673	62,244
Total current assets	698,287	742,683
Property and equipment, net	41,014	42,446
Intangible assets, net	76,964	80,555
Operating lease right-of-use assets	14,597	15,362
Goodwill	212,385	213,750
Other assets	7,985	8,567
Total assets	$1,051,232	$1,103,363
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$84,062	$71,081
Accrued and other current liabilities	141,108	159,104
Deferred revenue	102,615	99,968
Total current liabilities	327,785	330,153
Deferred revenue, noncurrent	132,080	131,471
Debt, noncurrent	284,689	283,704
Operating lease liabilities	16,312	17,350
Deferred tax liabilities	10,872	11,252
Other long-term liabilities	1,570	1,757
Total liabilities	773,308	775,687
Stockholders' equity:
Common stock	43	42
Additional paid-in capital	1,982,052	1,957,932
Accumulated other comprehensive loss	(18,000)	(15,926)
Accumulated deficit	(1,686,171)	(1,614,372)
Total stockholders' equity	277,924	327,676
Total liabilities and stockholders' equity	$1,051,232	$1,103,363

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities
Net loss	$(71,799)	$(79,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,445	7,053
Non-cash operating lease cost	941	1,090
Stock-based compensation	21,599	23,964
Amortization of deferred contract acquisition costs	785	675
Reserves and other	8,842	3,880
Changes in operating assets and liabilities:
Accounts receivable, net	4,783	(1,991)
Inventories	(24,977)	(53,136)
Prepaid expenses and other assets	(2,879)	(17,880)
Accounts payable, operating lease liabilities, and accrued and other liabilities	(10,792)	4,934
Deferred revenue	3,510	6,554
Net cash used in operating activities	(62,542)	(104,245)
Cash flows from investing activities
Purchases of property and equipment	(3,468)	(5,840)
Maturities of investments	—	105,000
Net cash provided by (used in) investing activities	(3,468)	99,160
Cash flows from financing activities
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	3,525	5,790
Proceeds from issuance of common stock in connection with ATM offerings, net of issuance costs	—	17,516
Change in driver funds and amounts due to customers	(2,483)	3,990
Settlement of contingent earnout liability	—	(3,537)
Net cash provided by financing activities	1,042	23,759
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(583)	511
Net increase (decrease) in cash, cash equivalents, and restricted cash	(65,551)	19,185
Cash, cash equivalents, and restricted cash at beginning of period	357,810	294,562
Cash, cash equivalents, and restricted cash at end of period	$292,259	$313,747

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended April 30, 2024		Three Months Ended April 30, 2023
Cost of Revenue:
GAAP cost of revenue	$83,432		$99,495
Stock-based compensation expense	(1,084)		(996)
Amortization of intangible assets	(763)		(766)
Non-GAAP cost of revenue	$81,585		$97,733
Non-GAAP gross profit (gross margin as a percentage of revenue)	$25,457	24%	$32,297	25%

Operating Expenses:
GAAP research and development	$36,052		$49,396
Stock-based compensation expense	(8,303)		(9,506)
Restructuring costs (1)	—		1
Non-GAAP research and development (as a percentage of revenue)	$27,749	26%	$39,891	31%

GAAP sales and marketing	$35,000		$37,041
Stock-based compensation expense	(5,441)		(4,169)
Amortization of intangible assets	(2,261)		(2,272)
Restructuring costs (1)	—		1
Non-GAAP sales and marketing (as a percentage of revenue)	$27,298	26%	$30,601	24%

GAAP general and administrative	$19,697		$24,020
Stock-based compensation expense	(6,771)		(9,294)
Other adjustments (2)	(1,609)		—
Non-GAAP general and administrative (as a percentage of revenue)	$11,317	11%	$14,726	11%

Non-GAAP Operating Expenses (as a percentage of revenue)	$66,364	62%	$85,218	66%

Net Loss:
GAAP net loss	$(71,799)		$(79,388)
Stock-based compensation expense	21,599		23,965
Amortization of intangible assets	3,024		3,038
Restructuring costs (1)	—		(2)
Other adjustments (2)	1,609		—
Non-GAAP net loss (as a percentage of revenue)	$(45,567)	(43)%	$(52,387)	(40)%
Provision for (benefit from) income taxes	408		(427)
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(45,159)	(42)%	$(52,814)	(41)%
Depreciation	4,421		4,016
Interest income	(3,209)		(2,460)
Interest expense	6,611		2,926
Other expense (income), net	850		(573)
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(36,486)	(34)%	$(48,905)	(38)%

(1)Consists of restructuring costs for severances and employment-related termination costs
(2)Consists of non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses.